Exhibit 99.(d)

INVESTMENT MANAGEMENT AGREEMENT

FOR BAILLIE GIFFORD ETF TRUST

INVESTMENT MANAGEMENT AGREEMENT made as of December 9, 2025 (this “Agreement”) by and between Baillie Gifford ETF Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), on behalf of each of the series listed on Schedule A attached hereto (each, a “Fund” and together, the “Funds”), and Baillie Gifford Overseas Ltd., a company incorporated in Scotland (the “Manager”).

W I T N E S S E T H

WHEREAS, the Trust is engaged in business as an open-end series management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Manager is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940 and regulated in the United Kingdom by the competent financial services and market regulatory authorities in that jurisdiction; and

WHEREAS, the Trust desires to retain the Manager to furnish investment advisory services and certain other services to the Funds;

NOW, THEREFORE, the parties hereby agree as follows:

1.                  Appointment of Manager. The Trust hereby appoints the Manager to act as investment manager of the Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Manager may from time to time enter into agreements, including sub-advisory agreements and participating affiliate arrangements, with respect to a Fund with one or more persons with such terms and conditions as the Manager may determine and delegate to such person (including any sub-adviser) any of its obligations hereunder, subject to the Manager’s supervision, provided that such agreements have been approved in accordance with applicable provisions of the 1940 Act and any rules, regulations or orders of the Securities and Exchange Commission thereunder. In all instances, the Manager must oversee the provision of any delegated obligations, the Manager must bear the separate costs of employing any such other party, and no delegation will relieve the Manager of any of its obligations under this Agreement.

2.                  Duties of Manager.

(a) Investment Advisory Services. The Manager, at its expense, (i) will furnish continuously an investment program for the Funds, (ii) will determine, subject to the overall supervision of the Trustees of the Trust, what investments shall be purchased, accepted, held, sold, converted, lent exchanged, or otherwise traded in or disposed of by the Funds and what portion, if any, of the assets of the Funds will be held uninvested, and (iii) shall, on behalf of the Funds, make changes in the investments of the Funds. Any investment purchases or sales made by the Manager shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Agreement and Declaration of Trust (the “Declaration of Trust”) and Bylaws (the “Bylaws”) of the Trust, each as amended and/or restated from time to time; (2) each Fund’s prospectus and statement of additional information (each, a “Registration Statement”) in effect from time to time, including any applicable investment policies set forth therein; (3) the 1940 Act and any rules or regulations thereunder (including, but not limited to, Rule 6c-11), as amended from time to time; (4) any other applicable provisions of federal law;

and (5) the applicable listing standards of any national securities exchange on which a Fund’s shares are listed for trading (each, a “Listing Exchange”). For the avoidance of doubt, the Manager shall have the authority to act as agent for the Trust and/or any Fund in entering into any investment-related contracts on behalf of the Trust and/or such Fund(s) that it deems necessary, appropriate, advisable, or incidental to its management of the Funds’ investment programs in accordance with this Agreement and applicable law.

(b)               Management and Administrative Services. Subject always to the supervision of the Trustees of the Trust and to the provisions of the Declaration of Trust, the Bylaws and the 1940 Act and the rules thereunder (including, but not limited to, Rule 6c-11), the Manager shall, to the extent such services are not required to be performed by others pursuant to a services agreement, custody agreement, transfer agency agreement or other similar agreement, also manage, supervise and conduct the other affairs and business of the Funds and matters incidental thereto, and, in connection therewith, shall be responsible for: (i) maintaining, or supervising the maintenance by third parties, of such books and records of the Funds as may be required by applicable federal or state law; (ii) overseeing the Trust’s insurance relationships; (iii) preparing for the Trust (or assisting counsel, auditors and/or other service providers in the preparation of) all required prospectuses, statements of additional information, shareholder reports, proxy statements, tax returns and other materials provided to the Trust’s shareholders and Trustees and reports to, and other filings with, the Securities and Exchange Commission, any other governmental agency or Listing Exchange (the Trust agrees to supply or cause to be supplied to the Manager all necessary financial and other information in connection with the foregoing); (iv) providing, or supporting the provision of, educational materials regarding the Funds; (v) responding, or aiding in the response, to shareholder inquiries or ad-hoc servicing requests; (vi)

receiving and answering correspondence, or supporting activities in connection therewith; (vii) providing access to portfolio management personnel; (viii) facilitating or assisting the Trust’s principal underwriter in facilitating the processing of purchases and redemptions of Fund shares in Creation Units by Authorized Participants (as such terms are defined in the Registration Statement); (ix) determining, or supporting the determination of, amounts of dividends and distributions payable by the Funds; (x) overseeing all relationships between the Trust and its custodian(s), transfer agent(s) and accounting services agent(s), including the negotiation of agreements and the supervision of the performance of such agreements; (xi) supervising and coordinating matters relating to the operation of each Fund, including any necessary coordination among the custodian(s), transfer agent(s), accounting services agent(s), accountants, attorneys, auction agents, Listing Exchanges, lead market makers and other parties performing services or operational functions for a Fund; and (xii) authorizing and directing any of the Manager’s directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

(c)               The Manager, and any affiliate thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered to the Funds hereunder are not impaired. The Trust acknowledges that it is possible that, based on the Funds’ investment objectives and policies, certain other funds or accounts managed by the Manager or its affiliates may, at times, take investment positions or engage in investment techniques that are contrary to positions taken or techniques engaged in on behalf of a Fund. Notwithstanding the foregoing, the Manager will at all times endeavor to treat all of its clients in a fair and equitable manner.

(d)               The Manager shall provide, without cost to the Funds, all necessary office space and the services of executive personnel for administering the affairs of the Funds.

(e)               The Manager shall, at its own expense, place all orders for the purchase and sale of portfolio securities for the accounts of the Funds with issuers, brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek, on behalf of the Funds, the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the financial condition and execution capabilities of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such broker or dealer to any Fund or other accounts over which the Manager or any affiliate of the Manager exercises investment discretion. The Manager is authorized to cause a Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if, but only if, the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Manager or any affiliate of the Manager exercises investment discretion.

(f)                On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other accounts, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be equitable and consistent with its fiduciary obligations to the applicable Fund and to such other account. Such aggregation may operate to the advantage or disadvantage of the Fund.

(g)               During the term of this Agreement, and in consideration of the fees payable to the Manager hereunder, including, for the avoidance of doubt, the components of the Unitary Fee (as defined below) described in Section 4 hereof, the Manager undertakes that it will pay all of the ordinary operating expenses of the Funds, except for: (i) fees payable hereunder, (ii) expenses incurred in connection with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, (iii) investment-related expenses of any kind, including all fees and expenses incurred with respect to the acquisition, holding and/or disposition of portfolio securities, and any expenses incurred with respect to the reorganization, restructuring or workout-related expenses related to any investment, and the execution of portfolio transactions (such as brokerage commissions, clearing and settlement costs, and any other kind of transaction expenses and costs associated with tax reclaims or similar actions, including any fees paid on a contingent basis); (iv) borrowing and other investment-related costs and fees, including interest, commitment and other fees and costs; (v) acquired fund fees and expenses; (vi) taxes (including, but not limited to, income, excise, transfer and withholding taxes, including any accrued deferred tax liability) and governmental fees; (vii) litigation expenses of any kind (including fees and expenses of counsel retained by or on behalf of the Trust or a Fund, judgments, amounts paid in settlement, fines, penalties, fees of expert witnesses, document production fees, and all other liabilities, costs or expenses) and any fees, costs or expenses payable by the Trust or a Fund pursuant to indemnification or advancement obligations to which the Trust or such Fund may be subject (pursuant to contract or otherwise); (viii) custody or other expenses attributable to negative interest rates on investments or cash; (ix) short dividend expense; (x) salaries and other compensation or expenses, including travel expenses, of any of the Trust’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of the Manager or its subsidiaries or affiliates; (xi) organizational expenses and both initial and ongoing Securities and Exchange Commission registration fees of the Trust and the Funds; (xii) costs related to any meetings of shareholders, including any costs associated with the preparation, printing, filing and transmission of proxy or information statements and proxy solicitation; (xiii) fees or expenses payable or other costs incurred in connection with a Fund’s securities lending program, if any, including any securities lending agent fees, as governed by a separate securities lending agreement; (xiv) any other expenses which are capitalized in accordance with generally accepted accounting principles; (xv) other nonrecurring or extraordinary expenses (as determined by a majority of the Trustees who are not “interested persons” of the Trust); and (xvi) such other expenses as approved by a majority of the board of trustees of the Trust (the “Board”). For the avoidance of doubt, nothing herein requires the Manager to pay or bear any extraordinary expenses or investment-related expenses of any kind.

(h)               The payment or assumption by the Manager of any expenses of the Trust or any Fund that the Manager is not obligated by this Agreement or otherwise to pay or assume shall not obligate the Manager to pay or assume the same or any similar expenses of the Trust or a Fund on any subsequent occasion.

3.                  Other Agreements, Etc. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Trust. It is also understood that the Manager and any person controlled by or under common control with the Manager may have advisory, management, service or other contracts with other organizations and persons and may have other interests and businesses. Nothing in this Agreement shall prevent the Manager or any “affiliated person” (as defined in the 1940 Act) of the Manager from acting as investment adviser or manager and/or principal underwriter for another person, firm or corporation and shall not in any way limit or restrict the Manager or any such affiliated person from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting.

4.                  Compensation of Manager. (a) As full compensation for the services and facilities furnished by the Manager under this Agreement, the Trust, on behalf of each Fund, agrees to pay to the Manager a unitary management fee at the annual rate provided for in Schedule A attached hereto (the “Unitary Management Fee”). Such fees shall be computed and accrued daily and payable quarterly. It is contemplated that a portion of the Unitary Management Fee shall be an advisory fee deemed to be compensation for investment advisory services, including those set forth in paragraph 2(a) of this Agreement, and the remainder of the Unitary Management Fee shall be deemed to be compensation for management and administrative services, including those set forth in paragraph 2(b) of this Agreement. The Board may determine, in its sole discretion and, for the avoidance of doubt, without the need for approval by a Fund’s shareholders, which portion of the Unitary Management Fee is for advisory services and which portion of the Unitary Management Fee is for management and administrative services.

(b)               For any period less than a full quarter during which this Agreement is in effect, the compensation payable to the Manager hereunder shall be prorated.

5.                  Limitation of Liability of Manager. The Manager shall give the Trust the benefit of its best judgment in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder (collectively, “disabling conduct”) on the part of the Manager, the Manager shall not be subject to liability to the Trust, any Fund or to any shareholder of any Fund for any act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement is related, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

6.                  Term, Termination, Amendment and Renewal of this Agreement. (a) This Agreement shall become effective with respect to the Trust on the date first written above. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Fund for two years from that Fund’s Effective Date as set forth in Schedule A and shall continue in full force and effect with respect to that Fund for successive periods of one year thereafter, but only so long as each continuance is approved (i) by either the Trustees of the

Trust or by vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)               This Agreement may be terminated as to the Trust or as to any Fund at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the applicable Fund or by the Manager, on sixty days’ written notice to the other party.

(c)               This Agreement shall automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

(d)               This Agreement may be amended in a manner consistent with the 1940 Act, including the interpretation thereof that amendments that do not increase the compensation of the Manager for advisory services or otherwise fundamentally alter the advisory relationship of the Trust with the Manager do not require shareholder approval if approved by the requisite majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party. For the avoidance of doubt, unless required by the 1940 Act, shareholder approval shall not be required for amendments that (i) alter the component of the Unitary Fee paid in respect of the services, other than advisory services, described hereunder and/or (ii) amend or supplement the list of services, other than advisory services, provided by the Manager to the Trust or any Fund hereunder.

(e)               Any approval, renewal or amendment of this Agreement with respect to a Fund by vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of that Fund, by the Trustees of the Trust, or by a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, shall be effective to approve, renew or amend the Agreement with respect to that Fund notwithstanding (i) that the approval, renewal or amendment has not been so approved as to any other Fund, or (ii) that the approval, renewal or amendment has not been approved by the vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust as a whole.

7.                  Use of Name. The Manager owns the name “Baillie Gifford ETF Trust” which may be used by the Trust only with the consent of the Manager. The Manager consents to the use by the Trust of the name “Baillie Gifford ETF Trust” or any other name embodying the name “Baillie Gifford” into such forms as the Manager shall in writing approve, but only on condition and so long as (i) this Agreement shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section. The foregoing authorization by the Manager to the Trust to use said name as part of a business or name is not exclusive of the right of the Manager itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to authorize others to use the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to use, or authorize others to use, said name and the Trust agrees to take such action as may reasonably be requested by the Manager to give full effect to the provisions of this section (including, without limiting the generality of the foregoing, the Trust agrees that, upon any termination of this Agreement by either party or upon the violation of any of its provisions by the

Trust, the Trust will, at the request of the Manager made within six months after the Manager has knowledge of such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the name “Baillie Gifford” and will not thereafter transact any business in a name containing the name “Baillie Gifford” in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the name “Baillie Gifford” or any other reference to the Manager. Such covenants on the part of the Trust shall be binding upon it, its trustees, officers, stockholders, creditors and all other persons claiming under or through it.

8.                  Voting. The Manager will be entitled to give voting instructions to the Funds’ custodian in respect of the exercise of any voting or other rights attached to any investment of the Funds at the discretion of the Manager or as the Trust may instruct from time to time.

9.                  Trading and Administrative Services. The Manager is authorized to contract with Baillie Gifford & Co or other affiliated entities controlling, controlled by or under common control with the Manager for the provision to the Manager of trading services and administrative services as the Manager may require. The Manager will alone be responsible for paying any fees charged and expenses incurred by Baillie Gifford & Co or such other affiliated entity in connection with the provision of such services.

10.              Scope of Trust’s Obligations. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Manager acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. The Manager further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning a Fund are binding solely upon the assets or property of such Fund and not upon the assets or property of any other Fund.

11.              Additional Disclosures. The Trust agrees and acknowledges that:

(a)               the Trust has received and accepts the Manager’s Additional Disclosures Document; and

(b)               the Trust has received and has read, understood and agrees to, the Manager’s Order Execution and Trade Handling Policy and in particular agrees that, for instruments admitted to trading on a regulated market, a multilateral trading facility or an organized trading facility (collectively referred to as a “Trading Venue”), it consents to the Manager arranging for the execution of an order in such instruments outside a Trading Venue.

(c)               For the purposes of this Section 11, “Additional Disclosures Document” means the document entitled “Baillie Gifford Additional Disclosures Document” consisting of a disclosure notice and policy information in relation to the management of a portfolio of assets by the Manager on a fully discretionary basis.

12.              Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles thereof.

13.              Miscellaneous. (a) This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

(b)               Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

(c)               Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BAILLIE GIFFORD ETF TRUST, on behalf of each of its series set forth in Schedule A attached hereto

By: /s/ Michael Stirling-Aird
Name: Michael Stirling-Aird
Title: President

BAILLIE GIFFORD OVERSEAS LIMITED

By: /s/ Adam Conn
Name: Adam Conn
Title: Director

[Signature Page to Baillie Gifford ETF Trust Investment Management Agreement]

Schedule A

to the Investment Management Agreement for Baillie Gifford ETF Trust

Funds, Effective Date and Compensation to the Manager

The Unitary Fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Annual Fee Rate	Effective Date of Fee Rate

Baillie Gifford Emerging Markets ETF	0.79%	December 9, 2025

Baillie Gifford International Alpha ETF	0.59%	December 9, 2025

Baillie Gifford International Concentrated Growth ETF	0.72%	December 9, 2025

Baillie Gifford Long Term Global Growth ETF	0.70%	December 9, 2025

Baillie Gifford U.S. Equity Growth ETF	0.65%	December 9, 2025

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A-1

BAILLIE GIFFORD ETF TRUST, on behalf of each of its series as set forth above

By: /s/ Michael Stirling-Aird
Name: Michael Stirling-Aird
Title: President

BAILLIE GIFFORD OVERSEAS LIMITED

By: /s/ Adam Conn
Name: Adam Conn
Title: Director

[Signature Page to Schedule A to Baillie Gifford ETF Trust Investment Management Agreement]